SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

CHINACAST EDUCATION CORPORATION

(Name of Registrant as Specified in Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CHINACAST EDUCATION CORPORATION
Suite 08, 20F, One International Financial Centre
1 Harbour View Street
Central, Hong Kong

NOTICE OF POSTPONEMENT OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

On behalf of the Board of Directors of ChinaCast Education Corporation, notice is hereby given that our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Unit 1005, Golden Tower B2, No. 82 Dongsihuanzhong Road, Chaoyang District, Beijing, China, originally scheduled for Monday December 2, 2011, 9:00 a.m. Beijing Standard Time (local time), which is equivalent to December 1, 2011 at 8:00 p.m. U.S. Eastern Standard Time, and postponed to December 17, 2011, has been postponed again. The Annual Meeting will now take place on Wednesday, December 21, 2011, at 9:00 a.m. Beijing Standard Time (local time), which is equivalent to December 20, 2011 at 8:00 p.m. U.S. Eastern Standard Time. Our Nominating and Corporate Governance Committee has determined that one of the seven directors that was on the slate of directors for election, Ned Sherwood, does not meet the Committee’s suitability criteria to serve as a director of ChinaCast. Accordingly, we have postponed the Annual Meeting in order to provide you with additional time to consider and vote on the slate of directors described in the supplement enclosed herein. Ned Sherwood was designated for consideration for service on ChinaCast’s Board by Fir Tree, Inc., pursuant to an agreement with affiliated funds of Fir Tree. Because Fir Tree continues to have the right to designate a director, subject to the Company’s determination of suitability, the slate of directors to be elected at the Annual Meeting will now consist of six directors and, effective as of time of the commencement of the Annual Meeting, the size of the Board will be reduced to six directors pending the designation by Fir Tree of a suitable person to be elected to the Board. A replacement “blue proxy card” or voting instruction form setting forth the individuals for whom votes can be cast for the slate of directors is enclosed. The Annual Meeting is now being held now for the following purposes:

1.	To elect six Board of Directors, with each director serving a one-year term and until his or her successor is elected and qualified;
2.	To ratify the appointment of Deloitte Touche Tohmatsu CPA Ltd. as ChinaCast’s independent auditors for the fiscal year ending December 31, 2011;
3.	To conduct an advisory vote approving executive compensation;
4.	To conduct an advisory vote regarding the frequency of advisory votes to approve executive compensation; and
5.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on October 24, 2011 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment of the meeting. If you wish to vote shares held in your name and attend the Annual Meeting in person, please register in advance by emailing Advantage Proxy, our proxy solicitor, at ksmith@advantageproxy.com, or by calling (877) 870-8565 (toll-free). Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and a valid proxy, if applicable and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s) with confirmation of such ownership on the record date. If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement with confirmation of ownership on the record date. Additionally, if you intend to vote your shares at the meeting, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

Whether or not you expect to attend the Annual Meeting, please complete, sign and date the accompanying replacement proxy, and return it promptly in the enclosed return envelope. IF YOU SENT IN THE PRIOR WHITE PROXY CARD OR VOTING INSTRUCTION FORM, IT WILL NOT BE COUNTED. YOU MUST SEND IN THE REPLACEMENT “BLUE PROXY CARD” OR VOTING INSTRUCTION FORM OR VOTE IN PERSON FOR YOUR VOTE TO BE COUNTED.

BY ORDER OF THE BOARD OF DIRECTORS,

Ron Chan Tze Ngon
Chairman of the Board of Directors and Chief Executive Officer

December 8, 2011

Supplement
To
Proxy Statement Dated November 14, 2011
For
2011 ANNUAL MEETING OF STOCKHOLDERS
OF
CHINACAST EDUCATION CORPORATION

RESCHEDULED TO DECEMBER 21, 2011

The date of this Supplement is December 8, 2011

ChinaCast Education Corporation (“ChinaCast,” “we” and “us”) is furnishing this supplement dated December 8, 2011 (the “Supplement”) to its proxy statement dated November 14, 2011 (“Definitive Proxy Statement”) in connection with its 2011 Annual Meeting of Stockholders in order to supplement and amend “Proposal 1 — Election of Directors” described in the Definitive Proxy Statement.

Except as specifically supplemented by the information contained in this supplement, all information set forth in the Definitive Proxy Statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the Definitive Proxy Statement. The Definitive Proxy Statement is available on the internet at www.chinacasteducation.com. From and after the date of this supplement, all references to the “Proxy Statement” are to the Definitive Proxy Statement as supplemented by this supplement.

As described in this supplement under “Additional Information — Postponement of Annual Meeting,” the Annual Meeting is being postponed from December 2, 2011 to December 21, 2011, in order to give our stockholders an opportunity to consider the information contained in this Supplement and to consider and vote on the amended Proposal 1.

If you have already submitted a proxy card or voting instruction form on the original Proposal 1, please complete, sign and date the enclosed “blue proxy card” or voting instruction form and follow the instructions below under “Additional Information — Voting.” IF YOU SENT IN THE PRIOR WHITE PROXY CARD OR VOTING INSTRUCTION FORM, IT WILL NOT BE COUNTED. YOU MUST SEND IN THE REPLACEMENT “BLUE PROXY CARD” OR VOTING INSTRUCTION FORM OR VOTE IN PERSON FOR YOUR VOTE TO BE COUNTED.

This supplement and the accompanying replacement proxy card or voting instruction form are first being distributed to stockholders on or about December 9, 2011.

The following information supplements and should be read in conjunction with the Definitive Proxy Statement and the documents incorporated therein by reference. Capitalized terms used but not defined in this Supplement have the respective meanings ascribed to them in the Definitive Proxy Statement.

PROPOSAL 1 ELECTION OF DIRECTORS

Background and Corporate Action With Respect to the Nomination of Ned Sherwood

The Definitive Proxy Statement reflected a slate of seven directors who were nominated for election as directors of ChinaCast for the upcoming year. As described in the Definitive Proxy Statement, Ned Sherwood, a director of ChinaCast, was designated for consideration for election to the Board pursuant to a letter agreement dated June 27, 2008 (“Fir Tree Agreement”) entered into between ChinaCast and Fir Tree Value Master Fund L.P. (“Fir Tree Value”) and Fir Tree Capital Opportunity Master Fund L.P. (“Fir Tree Capital,” and collectively with Fir Tree Value, “Fir Tree”). The Fir Tree Agreement was entered into in consideration of Fir Tree exercising certain of our warrants. The Fir Tree Agreement provides, subject to certain conditions described in the Definitive Proxy Statement, that reasonably promptly following receipt of a written request from Fir Tree, we will cause one person designated by Fir Tree (a “Fir Tree Designee”) to be elected or appointed to our Board and to be appointed to serve on the Compensation Committee of our Board, subject to such Fir Tree Designee being a person that the Board “reasonably determines meets applicable legal, regulatory and governance requirements and who at all times complies with the policies and procedures of the Company that are applicable to all of its directors (a “Suitable Person”)...”

At a meeting held on November 24, 2011, the ChinaCast Nominating and Corporate Governance Committee (“Committee”) determined that it does not consider Ned Sherwood to be such a “Suitable Person.” The Committee so informed the ChinaCast Board of Directors. Following receipt of the Committee’s report, ChinaCast informed Fir Tree of the Committee’s determination and invited Fir Tree to provide another designee. We continue to discuss that topic with Fir Tree.

By action of the Board at a meeting held on November 29, 2011, the Board approved the removal of Ned Sherwood from the slate of Board nominees for the Annual Meeting and approved the reduction in the size of the Board to six directors, to be effective at the time of the commencement of the Annual Meeting pending the selection by Fir Tree of a new Fir Tree Designee to be elected or appointed to the Board.

ChinaCast intends to honor its obligations under the Fir Tree Agreement by requesting that Fir Tree designate a replacement for Ned Sherwood to serve as a member of the Board in accordance with the terms of the Fir Tree Agreement. Due to timing considerations, ChinaCast believes that the new Fir Tree Designee to the Board will be elected by the Board following the Annual Meeting. At such time, the size of the Board will be increased to seven to include the new Fir Tree Designee.

Reasons For the Removal of Ned Sherwood from the Slate of Director Nominees

The Committee’s decision to recommend the removal of Ned Sherwood is based on its evaluation of Ned Sherwood’s recent conduct as a member of the Board. The Committee determined that Ned Sherwood is not a Suitable Person to serve on the Board because, among other things, the Committee believes his conduct violated ChinaCast’s policies applicable to all directors and officers of ChinaCast, including without limitation, his conduct in connection with his purchase of 107,305 shares of ChinaCast common stock on August 12, 2011. Ned Sherwood made this purchase eleven days after he became aware of an unsolicited third party offer for ChinaCast at a significant premium to the then-market price of ChinaCast shares. Prior to executing this transaction, Mr. Sherwood had expressed his belief during a Board meeting that the third party offer price was too low to be considered by the Board. He also, in advance of his purchase, advised ChinaCast that shares were available for sale and recommended ChinaCast purchase those shares, and made inquiry, both through email and a telephone call, of the ChinaCast Insider Trading Compliance Officer, who serves as the Company’s Chief Financial Officer and was also aware of the third party offer. The Compliance Officer recalls that Mr. Sherwood inquired only whether ChinaCast was in a blackout period and has stated that he was not made aware of all of the information that Ned Sherwood possessed at the time he made his inquiry. In his e-mail Ned Sherwood asked whether trading was allowed, either personally or “corporately.” The Insider Trading Compliance Officer did not object to Mr. Sherwood’s purchase. Further, Ned Sherwood, with the assistance of ChinaCast’s counsel, filed a timely Form 4 statement with the Securities and Exchange Commission (“SEC”). Notwithstanding these facts, the Committee believes that a member of ChinaCast’s Board should not have executed this transaction while in possession of nonpublic information regarding an offer to purchase ChinaCast at a significant premium, irrespective of his communication with the Insider Trading Compliance Officer. ChinaCast’s Insider Trading Policy provides, in pertinent part: “Any employee or other person possessing Material Nonpublic Information concerning the Company should not engage in any transactions in the Company’s securities until such information has been known publicly for at least one full Trading Day, whether or not it is during the Trading Window or the Company has recommended suspension of trading to that person. . . . Every person subject to this Policy has the individual responsibility to comply with this Policy against insider trading, and appropriate judgment should be exercised in connection with any trade in the Company’s securities.” The Committee determined that Mr. Sherwood’s conduct in connection with this matter was inappropriate for a director of the Company, not in the best interest of ChinaCast, and rendered him not suitable to serve on the Board. On October 11, 2011, management of ChinaCast brought information regarding Mr. Sherwood’s August 12, 2011 transaction to the attention of the SEC.

The Committee also reviewed evidence of other inappropriate conduct which contributed to its determination that Ned Sherwood is not a “Suitable Person” to serve on the Board in accordance with the terms of the Fir Tree Agreement. The Committee expressed concern about Ned Sherwood’s conduct in proposing to management in September 2011 a significant modification to the ChinaCast bonus plan without consulting other members of the Compensation Committee or discussing the proposal at a meeting of the Compensation Committee. Under the proposed plan, management would receive an amount equal to the difference in the market price of the shares and $9.00 multiplied by the number of shares that they owned if the ChinaCast projections were achieved and management helped complete the share repurchase program. While the Committee expressed concerns about the substance of the proposed modification, Mr. Sherwood’s failure to propose such arrangements through and with approval of the Compensation Committee, rather than by direct discussion with management, was sufficient in the opinion of the Committee to render Mr. Sherwood unsuitable.

The Committee believes that Ned Sherwood failed to comply with the policies and procedures of ChinaCast that are applicable to all of its directors, including, without limitation the ChinaCast Code of Business Conduct and Ethics and the ChinaCast Insider Trading Policy. In addition, based upon reports received, the Committee believes that Ned Sherwood may have violated the ChinaCast Regulation FD and Shareholder Communications Policy. The ChinaCast Regulation FD Policy was adopted to ensure that ChinaCast presented one corporate voice to its stockholders and the public marketplace and to limit the possible inadvertent disclosure of confidential information. Moreover, the Committee was greatly concerned about Mr. Sherwood’s unwillingness to accept management’s request that he curb his inappropriate behavior.

In general, the Committee found Ned Sherwood’s unwillingness to consider contrary views and his personal attacks upon those who disagree with him have had a severely negative effect on the Board’s decision-making. The Committee has observed that Mr. Sherwood’s conduct and behavior at Board meetings and at other times has become a significant distraction to the effective functioning of the Board. As indicated in the Definitive Proxy Statement, we seek directors who are willing to engage management and each other in a constructive and professional fashion so as not to stifle productive discussion. The Committee does not believe Ned Sherwood meets this requirement, and for this reason as well is unsuitable to serve as a director of ChinaCast.

Changes to Definitive Proxy Statement

The following changes are hereby made to the Definitive Proxy Statement:

•	The last sentence of the second question of page 2 of the Definitive Proxy Statement is hereby amended in its entirety to read as follows: “If you vote by proxy, your vote must be received by 4:00 p.m. U.S. Eastern Standard Time on December 19, 2011 to be counted.”;
•	All references to the election of seven directors of ChinaCast at the Annual Meeting in the Definitive Proxy Statement, are hereby amended to refer to the election of six directors;
•	The following language in the first paragraph of “Proposal 1 Election of Directors”on page 7 is hereby deleted: “Mr. Sherwood was included on the slate of nominees for election pursuant to the Company’s agreement with Fir Tree dated June 27, 2008.”;
•	Nominees: All references to Ned Sherwood as a nominee are hereby removed from page 7. All information with respect to Ned Sherwood included on page 7 reflect his status as a current director of ChinaCast only;

•	Information About the Nominees: The biography of Ned Sherwood on page 9 is included only to reflect his status as a current director of ChinaCast and not as a nominee;
•	Board Operations — Director Qualifications: The information on Ned Sherwood on page 12 is hereby revised in its entirety as follows: “Mr. Sherwood has served as a member of the Board and the Compensation Committee pursuant to a letter agreement with Fir Tree dated June 27, 2008.”; and
•	Nominating and Corporate Governance Committee: The first sentence of the first full paragraph on page 15 is hereby revised in its entirety to read as follows: “On October 28, 2011, ChinaCast received notice from a Mr. David Gilson, who claimed to beneficially own 18,000 shares of common stock as of October 27, 2011, that he intended to nominate Derek Feng for election as a director at the Annual Meeting. The Company attempted to verify Mr. Gilson’s status as a stockholder of record of ChinaCast as of October 24, 2011, the record date with respect to the Annual Meeting, but was unable to do so. Mr. Gilson’s counsel has advised ChinaCast that Mr. Gilson was a beneficial owner of 9,000 shares of common stock on October 24, 2011. According to ChinaCast’s bylaws, advance notice of intent to nominate a candidate for election as a director of ChinaCast may be made only by a stockholder entitled to vote at the meeting at which the election is to be held. Only stockholders of record are entitled to notice of and to vote at the Annual Meeting. Because this notice was not given to ChinaCast by a person who was eligible under its bylaws to provide it, the notice is invalid. Section 3.3 of ChinaCast’s bylaws provide that “no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.” Therefore, Mr. Gilson will not be permitted to nominate Derek Feng for election as a director at the Annual Meeting because Mr. Feng is not eligible for election as a director of the corporation.”
•	All references in the Definitive Proxy Statement to the meeting date of December 2, 2011 (December 1, 2011 US time) meeting date is hereby changed to December 21, 2011 (December 20, 2011 US time).

Additional Information

Postponement of Annual Meeting

The Annual Meeting originally scheduled to be held at Unit 1005, Golden Tower B2, No. 82 Dongsihuanzhong Road, Chaoyang District, Beijing, China, on December 1, 2011, at 9:00 a.m. Beijing Standard Time (local time), which is equivalent to December 1, 2011 at 8:00 p.m. U.S. Eastern Standard Time has been rescheduled to Saturday, December 21, 2011, 9:00 a.m. Beijing Standard Time (local time), which is equivalent to December 20, 2011 at 8:00 p.m. U.S. Eastern Standard Time. The postponement was necessary in order to provide you with additional time to consider and vote on amended Proposal 1, as described above.

Proxy Card

The “blue proxy card” or voting instruction form enclosed with this Supplement differs from the white proxy card or voting instruction form previously furnished to you with the Proxy Statement in that the enclosed “blue proxy card” or voting instruction form excludes the name of Ned Sherwood. IF YOU SENT IN THE PRIOR WHITE PROXY CARD OR VOTING INSTRUCTION FORM, IT WILL NOT BE COUNTED. YOU MUST SEND IN THE REPLACEMENT “BLUE PROXY CARD” OR VOTING INSTRUCTION FORM OR VOTE IN PERSON FOR YOUR VOTE TO BE COUNTED.

Voting

A replacement proxy card in blue is enclosed with this supplement to reflect amended Proposal 1 to elect six directors and the new meeting date and time. The new proxy card or voting instruction form does not otherwise differ from the original proxy card or voting instruction form previously furnished to you.

You may vote your shares of ChinaCast by any of the following methods:

By Mail.  A stockholder who receives a proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone may elect to vote by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form or deliver directly to Advantage Proxy at 24925 13th Place South, Des Moines, WA 98198. For stockholders of record, proxy cards submitted by mail or delivery must be received by the date and time of the Annual Meeting. For stockholders that hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your bank, broker or other agent for your shares to be voted.

In Person.  Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares and bring that “legal” proxy to the meeting. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and a valid proxy, if applicable and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s) with confirmation of such ownership on the record date. If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement with confirmation of such ownership on the record date. Additionally, if you intend to vote your shares at the meeting, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

If you have already submitted a proxy card or voting instruction form on the original Proposal 1, for your vote to be included in the Annual Meeting, please complete, sign and date the new blue proxy card or voting instruction form enclosed herewith and follow the instructions.

Right to Revoke; Proxies

In the event that you attend the Annual Meeting, and you are either a record holder or have obtained a “legal proxy” from the record holder, you may revoke your proxy and cast your vote personally, regardless of whether you have submitted a proxy or voting instruction card. In addition, you may revoke your proxy by sending a timely written notice of revocation to ChinaCast’s Corporate Secretary at ChinaCast’s principal executive offices, by timely submitting a later-dated proxy, or by voting in person at the meeting as described above. If you hold your shares through a broker, bank or other nominee and you already have provided instructions to your nominee, you may provide new instructions by following the procedures provided by such nominee. Attendance at the meeting in person will not by itself revoke a previously submitted proxy.

Shares represented by valid proxies will be voted in accordance with instructions contained therein.

Availability of Proxy Materials.  The Definitive Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010 are available on the Internet at www.chinacasteducation.com.

Contact for Questions

If you have any questions concerning the Annual Meeting, please contact our Proxy Solicitor, Advantage Proxy, at (877) 870-8565 (toll-free).

BY ORDER OF THE BOARD OF DIRECTORS,

Ron Chan Tze Ngon
Chairman of the Board of Directors and Chief Executive Officer

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and, under Proposal 4, FOR every three years.

Please mark your votes like this **X**

1. ELECTION OF DIRECTORS

	FOR all nominees listed below (except as marked to the contrary below)	**WITHHOLD AUTHORITY** to vote for all nominees listed above.
NOMINEES:	☐	☐

(01) Ron Chan Tze Ngon
(02) Justin Tang
(03) Daniel Tseung
(04) Michael Santos
(05) Stephen Markscheid
(06) Hope Ni

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.

Label Area 4" x 1 1/2"

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF INDEPENDENT ACCOUNTANTS	☐	☐	☐
3. ADVISORY VOTE ON EXECUTIVE COMPENSATION	☐	☐	☐

	3 YEARS	2 YEARS	1 YEAR	ABSTAIN
4. ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION — EVERY:	☐	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ____________ **Signature** ____________ **Date** ________, **2011.**

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

CHINACAST EDUCATION CORPORATION

TO BE HELD ON DECEMBER 21, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Ron Chan Tze Ngon and Antonio Sena, and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter not set forth below, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of capital stock of ChinaCast Education Corporation that the undersigned would be entitled to vote, if personally present, at the 2011 annual meeting of stockholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2, and 3 and, under Proposal 4, FOR every three years.

(Continued, and to be marked, dated and signed, on the other side)